Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Park City Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2017 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Todd Mitchell, Principal Financial and Accounting Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 9, 2017	By:	/s/ Todd Mitchell Todd Mitchell Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)